SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement.

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                                  Bluefly, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                1) Title of each class of securities to which transaction applies:

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                        applies:

                3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                4)      Proposed maximum aggregate value of transaction:

                5)      Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)      Amount Previously Paid:

                2)      Form, Schedule or Registration Statement No.:

                3)      Filing Party:

                4)      Date Filed:

                                  BLUEFLY, INC.
                               42 WEST 39TH STREET
                               NEW YORK, NY 10018

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Bluefly, Inc. (the "Company"), which will be held on April 29, 2005 at 4:00 p.m., at the Company's offices at 42 West 39th Street, 9th Floor, New York, New York. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

        The matters scheduled to be considered at the meeting are the election of directors and the approval of our 2005 Stock Incentive Plan.

        The Board of Directors recommends a vote FOR all the proposals being presented at the meeting as being in the best interest of the Company and its stockholders. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

        Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

        If you would like additional copies of the proxy material, or if you would like to ask questions about the proposals, you should contact our Investor Relations Department by telephone at (212) 944-8000.

                                                Sincerely,


                                                ALAN KANE
                                                Chairman of the Board

                                  BLUEFLY, INC.
                               42 WEST 39TH STREET
                            NEW YORK, NEW YORK 10018

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 29, 2005

                                   ----------

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Bluefly, Inc. (the "Company") will be held at 4:00 p.m., local time, on April 29, 2005 at the Company's offices at 42 West 39th Street, 9th Floor, New York, New York, for the following purposes:

1. To elect five directors of the Company to hold office until the next annual meeting of stockholders.

2.      To approve the Bluefly, Inc. 2005 Stock Incentive Plan.

3.      To transact such other business as may properly come before the meeting.

        Only holders of record of the Company's Common Stock and the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock at the close of business on March 24, 2005 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

        WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                       By Order of the Board of Directors,


                                       ALAN KANE
                                       Chairman of the Board

March 29, 2005

                                  BLUEFLY, INC.
                               42 WEST 39TH STREET
                            NEW YORK, NEW YORK 10018

                                   ----------

                                 PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of Bluefly, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held at 4:00 p.m., local time, on April 29, 2005, at the Company's offices at 42 West 39th Street, 9th Floor, New York, New York, and at any adjournment thereof. The purposes of the meeting are:

1. To elect five directors of the Company to hold office until the next annual meeting of stockholders;

2.      To approve the Bluefly, Inc. 2005 Stock Incentive Plan (the "Plan"); and

3.      To transact such other business as may properly come before the meeting.

        If proxy cards in the accompanying form are properly executed and returned, the shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), shares of the Company's Series D Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), and shares of the Company's Series E Preferred Stock, par value $.01 per share (the "Series E Preferred Stock," and, together with the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the "Voting Stock"), represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below; (ii) for the approval of the Plan; and (iii) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder of record prior to its exercise upon written notice to the Secretary of the Company, or by the vote of such stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement and accompanying form of proxy is March 29, 2005.

                                     VOTING

        Holders of record Voting Stock as of the close of business on March 24, 2005 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the stockholders at the meeting. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of Common Stock (rounded up to the nearest whole number) into which such share is convertible as of the Record Date. As of the Record Date: (a) each share of Series A Preferred Stock was convertible into approximately 8.6 shares of Common Stock, and therefore, entitles the holder thereof to nine votes on all matters to come before the meeting; (b) each share of Series B Preferred Stock was convertible into approximately 3.1 shares of Common Stock and, therefore, entitles the holder thereof to four votes on all matters to come before the meeting; and (c) each share of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock was convertible into approximately 1,315.79 shares of Common Stock and, therefore, entitles the holder thereof to 1,316 votes on all matters to come before the meeting. None of the Voting Stock is entitled to cumulative voting.

        Holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. As of the Record Date, there were 15,340,182 shares of Common Stock outstanding, each entitled to one vote, 460,000 shares of Series A Preferred Stock outstanding, each entitled to nine votes, 8,889,414 shares of Series B Preferred Stock, each entitled to four votes, 1,000 shares of Series C Preferred Stock, each entitled to 1,316 votes, 7,136.548 shares of Series D Preferred Stock, each entitled to 1,316 votes and 1,000 shares of Series E Preferred Stock, each entitled to 1,316 votes. The total number of votes entitled to be cast at the meeting is, therefore, 67,061,535. Abstentions and so-called "broker non-votes" (instances in which brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

        The favorable vote of a majority of the votes cast by holders of shares of Voting Stock, present in person or represented by proxy at the meeting, voting together as a class, is necessary to approve the Plan; and the favorable vote of a plurality of the votes cast by holders of shares of Voting Stock, present in person or represented by proxy at the meeting, voting together as a class, is necessary to elect the nominees for the directors of the Company. Abstentions and broker non-votes will not be counted as votes cast with respect to, and therefore will have no effect on, the election of directors and the approval of the Plan. The Board of Directors recommends a vote FOR each of the proposals set forth above.

                          ITEM 1. ELECTION OF DIRECTORS

        Five directors are to be elected at the meeting to serve until the next annual meeting of stockholders. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Company. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

        The Board of Directors also includes two members who are not elected by the holders of the Common Stock, and whose election is, therefore, not to be considered at the meeting. One of these directors (the "Series A Preferred Designee") is elected by the holders of the Series A Preferred Stock, voting separately as a class, and the other (the "Series B Preferred Designee," and, together with the Series A Preferred Designee, the "Preferred Designees") is elected by the holders of the Series B Preferred Stock.

        The following information is supplied with respect to the nominees for election as directors of the Company and the Preferred Designees:

                   NOMINEES FOR DIRECTOR; PREFERRED DESIGNEES

                                                                 DIRECTOR OF THE
        NAME OF DIRECTOR                                 AGE      COMPANY SINCE
        ---------------------------------------------    ---     ---------------
        Alan Kane                                         63     2002 to present
        Melissa Payner-Gregor                             45     2003 to present
        Barry Erdos                                       60     2005 to present
        Christopher G. McCann                             44     2005 to present
        Martin Miller                                     74     1991 to present
        Neal Moszkowski (Series A Preferred Designee)     39     1999 to present
        David Wassong (Series B Preferred Designee)       34     2001 to present

Alan Kane has served as a director of the Company since August 2002 and became Chairman of the Board in August 2004. Since September 1997, Mr. Kane has been the professor of retailing at the Columbia University Graduate School of Business. Before joining the Columbia Business School, Mr. Kane spent 28 years in the retailing industry. His experience in the retailing industry includes the following: President and Chief Executive Officer of Grossman's Eastern Division, a building materials retailer, from 1993 to 1994, President and Chief Executive Officer of Pergament Home Centers, a home center retailer, from 1991 to 1993, Private Consultant in the retailing industry from 1987 to 1991, and President and Chief Executive Officer of Hahne & Company, a department store chain and division of May Company, from 1979 to 1987. He has also served as a member of the Board of Directors of Circuit City Stores, Inc. an electronics retailer, since 2003.

Melissa Payner-Gregor, has served as the Company's President since September 2003 and became Chief Executive Officer in August 2004. From December 2000 to March 2003, Ms. Payner-Gregor served as CEO and President of Spiegel Catalog. She was also a board member of The Spiegel Group, Inc. ("Spiegel") from December 2000 to March 2003. From 1997 to 2000, Ms. Payner-Gregor was the Senior Vice President of Merchandising and Advertising of Spiegel. Spiegel filed a plan of reorganization under Chapter 11 of the Federal Bankruptcy code in March 2003. From 1995 to 1997, Ms. Payner-Gregor was President and a board member of Chico FAS, Inc. Ms. Payner-Gregor has also held senior executive positions with Guess?, Inc., Pastille (a Division of Neiman Marcus) and Henri Bendel.

Barry Erdos has served as a director of the Company since February 2005. Since April 2004, Mr. Erdos has served as President and Chief Operating Officer of Build a Bear Workshop, Inc., a specialty retailer of plush animals and related products. Mr. Erdos was the Chief Operating Officer and a director of Ann Taylor Stores Corporation and Ann Taylor Inc., a women's apparel retailer, from November 2001 to April 2004. He was Executive Vice President, Chief Financial Officer and Treasurer of Ann Taylor Stores Corporation and Ann Taylor Inc. from 1999 to 2001. Prior to that, he was Chief Operating Officer of J. Crew Group, Inc., a specialty retailer of apparel, shoes and accessories, from 1998 to 1999.

Christopher G. McCann has served as a director since February 2005. Since September 2000, Mr. McCann has been the President of 1-800-flowers, a leading retailer of floral products and other gifts, and prior to that was that company's Senior Vice President. Mr. McCann has been a Director of 1-800-flowers since inception. Mr. McCann serves on the board of directors of Neoware, Inc., a provider of software, services and solutions to enable thin client appliance computing, and is a member of the Board of Trustees of the Marist College.

Martin Miller has served as a director since July 1991. Since July 1999, Mr. Miller has served as the President of The Terbell Group, Inc., a consulting company. From October 1997 to April 2003, Mr. Miller has been a partner in the Belvedere Fund, L.P., a fund of hedge funds.

Neal Moszkowski has served as a director since August 1999 and is the Series A Preferred Stock designee. Mr. Moszkowski is the co-head of Soros Private Equity, the private equity investment business of Soros Fund Management LLC ("Soros Private Equity"), and has been a partner of Soros Private Equity since August 1998. Prior to joining Soros Private Equity, Mr. Moszkowski was an Executive Director of Goldman Sachs International and a Vice President of Goldman, Sachs & Co., an investment banking firm, in its Principal Investment Area. He joined Goldman, Sachs & Co. in August 1993. Mr. Moszkowski is also a Director of Integra LifeSciences Holdings, Inc., a medical products company, WellCare Health Plans, Inc., a managed care services provider and JetBlue Airways Corporation, a low fare airline.

David Wassong has served as a director since February 2001 and is the Series B Preferred Stock designee. Mr. Wassong has been a partner of Soros Private Equity since June 1998. Prior to joining Soros Private Equity, from July 1997 to June 1998, Mr. Wassong was Vice President, and previously Associate, at Lauder Gaspar Ventures, LLC, a media, entertainment and telecommunications-focused venture capital fund.

                              CORPORATE GOVERNANCE

        The Board of Directors reviewed the independence of each of the Company's directors in February 2005 on the basis of the standards adopted by Nasdaq. In this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the Nasdaq rules. As a result of this review, the Board of Directors affirmatively determined that Messrs. Kane, Erdos, McCann and Miller are each "independent directors" within the meaning of the Nasdaq rules. Although four of the seven directors are independent, the two Preferred Designees (who are not independent) are each entitled to seven votes on any matter that comes before the Board of Directors, and, accordingly, these directors control 14 of the 19 possible votes on the Board. It is unclear whether this voting structure provides the Company with a majority of independent directors within the meaning of the Nasdaq rules. However, because a majority of the voting power of the Company's capital stock is owned by affiliates of Soros Private Equity ("Soros"), the Board has determined that it is appropriate for the Company to rely upon the "Controlled Company" exemption provided by Nasdaq rules. Accordingly, Nasdaq rules do not require that a majority of the Company's Board of Directors be independent, and, similarly, do not require that all of the members of the Nominating Committee (as defined below) be independent.

        During the fiscal year ended December 31, 2004, the Board of Directors met, or acted by unanimous written consent, on nine occasions. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committee(s) on which he or she served during the 2004 fiscal year. The Company does not have a policy with regard to the attendance by directors at the Company's annual meeting of stockholders. Mr. Kane and Ms. Payner-Gregor (along with our then-current Chairman of the Board and Chief Executive Officer) attended last year's annual meeting of stockholders.

        So long as at least 60% of the shares of Series A Preferred Stock issued and outstanding as of August 26, 1999 remain issued and outstanding, the Series A Preferred Designee is entitled to seven votes on any matter to come before the Board of Directors. So long as 60% of the Series B Preferred Stock issued and outstanding as of February 5, 2001 remains issued and outstanding, the Series B Preferred Designee is entitled to seven votes on any matter to come before the Board of Directors. As of the date of this Proxy Statement, such minimum amounts of Series A Preferred Stock and Series B Preferred Stock remain issued and outstanding and, therefore, the Preferred Designees are entitled to cast 14 out of 19 votes to be cast by Board of Directors on any matter to come before the Board of Directors.

        The Board of Directors has established an Audit Committee ("Audit Committee") in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee is comprised of Barry Erdos, Alan Kane, Chris McCann and Martin Miller. Mr. Erdos acts as Chairman of the Audit Committee. The Audit Committee is responsible for the appointment of the Company's outside accountants, examining the results of audits, reviewing internal accounting controls and reviewing related party transactions. The duties of the Audit Committee are fully set forth in the charter adopted by that committee, a copy of which was filed as an annex to the Company's proxy statement for its 2003 annual meeting. The Board has determined that Mr. Erdos is an "audit committee financial expert" within the meaning of the Securities and Exchange
Commission's rules and that each member of the Audit Committee is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A promulgated under the Exchange Act. During the fiscal year ended December 31, 2004, the Audit Committee, met, or acted by unanimous written consent, on six occasions. The information contained in this paragraph (other than the first sentence hereof) shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

        The Board of Directors also has established an Option Plan/Compensation Committee ("Option Plan/Compensation Committee") consisting of Neal Moszkowski and Martin Miller. The Option Plan/Compensation Committee administers the Plan, as well as the Company's 1997 and 2000 Stock Option Plans, establishes the compensation levels for executive officers and key personnel and oversees the Company's bonus plans. During the fiscal year ended December 31, 2004, the Option Plan/Compensation Committee, met, or acted by unanimous written consent, on 17 occasions.

        The Board of Directors also established a Nominating and Governance Committee ("Nominating Committee"), consisting of Alan Kane and David Wassong. Mr. Kane is an independent director under Nasdaq rules. While Mr. Wassong is not an independent director under Nasdaq rules, he is permitted to sit on the Nominating Committee pursuant to the "Controlled Company" exemption discussed above. The purposes of the Nominating Committee are to assist the Board of Directors by identifying individuals qualified to become directors, and setting criteria for, and evaluating, candidates for director nominees, and to recommend to the Board of Directors the director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies; recommend to the Board of Directors nominees for each committee of the Board; advise the Board of Directors about appropriate composition of the Board and its committees; advise the Board of Directors about and recommend to the Board of Directors appropriate corporate governance practices and to assist the Board of Directors in implementing those practices; lead the Board of Directors in its annual review of the performance of the Board and its committees; and perform such other functions as the Board of Directors may assign to it from time to time. The duties of the Nominating Committee are fully set forth in the charter adopted by that committee, a copy of which was included as an annex to the proxy statement for the Company's 2004 annual meeting. The Nominating Committee had one formal meeting during 2004, although it also met on a less formal basis a number of times throughout the year.

        The Nominating Committee will consider many factors when evaluating candidates for the nomination to the Board of Directors, with the goal of fostering a Board of Directors comprised of directors with a variety of experience and backgrounds. Important factors that will be considered as part of the Nominating Committee's evaluation include (without limitation) diversity, skill, specialized expertise, experience, business acumen, understanding of strategy and policy-setting. Depending upon the Company's then-current needs, certain factors may be weighed more or less heavily. In considering candidates for the Board of Directors, the Nominating Committee will consider the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity and sufficient time to devote to Company matters.

        The Nominating Committee will consider persons recommended by stockholders as candidates for nomination as a director. Recommendations should be submitted to the Secretary of the Company. Each recommendation should include a personal biography of the suggested candidate, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Stockholders who wish to nominate a person for election to the Board of Directors themselves, rather than recommending a candidate to the Nominating Committee for potential nomination by the Board of Directors, must comply with applicable law.

        Communication by stockholders may be made to any or all of the members of the Board of Directors by writing directly to them c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.

        The Company has adopted a Code of Ethics applicable to all directors, officers and employees, which meets the requirements of a "code of ethics" as defined in Item 406 of Regulation S-K, and maintains procedures for the confidential, anonymous submission by employees of complaints regarding the Company's accounting, internal accounting controls, auditing matters and other issues. A copy of the Company's code of ethics is available on the Company's Web site at www.bluefly.com. Any amendment to or waiver of a provision of the code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and relates to elements of the code specified in the rules of the Securities and Exchange Commission will be posted on the Web site.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee met and held discussions with management and PricewaterhouseCoopers LLP ("PwC"). The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2004 with management and has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Company's independent public accountants also provided to the Audit Committee certain written communications and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the independent public accountants their independence from the Company.

        Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for fiscal 2004 be included in the Company's Annual Report on Form 10-K for fiscal 2004 filed with the Securities and Exchange Commission.

                                              AUDIT COMMITTEE

                                              BARRY ERDOS
                                              ALAN KANE
                                              CHRIS MCCANN
                                              MARTIN MILLER

                                 SHARE OWNERSHIP

COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of the Record Date, for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) the Named Executives (as defined below) and (iv) all directors and executive officers as a group.

                                                                NUMBER OF SHARES
NAME (1)                                                       BENEFICIALLY OWNED              PERCENTAGE (2)
------------------------------------------------------------   ------------------              --------------
Patrick C. Barry                                                        1,558,149/(3)/                   9.22%
Barry Erdos                                                                    --                           *
Alan Kane                                                                  11,250/(4)/                      *
Martin Keane                                                              333,580/(5)/                   2.13%
Martin Miller                                                              35,000/(6)//(7)/                 *
Neal Moszkowski /(8)/                                                      22,500/(9)/                      *
Christopher G. McCann                                                          --                           *
Melissa Payner-Gregor                                                     853,636/(10)/                  5.27%
E. Kenneth Seiff/(11)/                                                  2,096,800/(12)//(13)/           12.20%
David Wassong /(8)/                                                        15,000/(14)/                     *
SFM Domestic Investments LLC                                            1,576,833/(15)/                  9.42%
Quantum Industrial Partners LDC                                        48,188,318/(16)/                 82.74%
George Soros                                                           49,765,151/(17)/                 83.44%
All directors and executive officers as a group (10 persons)            3,132,104/(18)/                 16.99%

----------
*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Includes 1,553,149 shares of Common Stock issuable upon exercise of options granted under the Plan.
(4) Includes 11,250 shares of Common Stock issuable upon exercise of options granted under the Plan.
(5) Includes 333,580 shares of Common Stock issuable upon exercise of options granted under the Plan.
(6) Includes 32,000 shares of Common Stock issuable upon exercise of options granted under the Plan.
(7) Includes 3,000 shares of Common Stock held by Madge Miller, the wife of Martin Miller, as to which Mr. Miller disclaims beneficial ownership.
(8) Messrs. Moszkowski and Wassong's address is c/o Soros Fund Management LLC, 888 Seventh Avenue, 28th floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock, respectively. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Common Stock beneficially owned by George Soros, SFMDI and QIP (as defined in notes (15) and (16) below) and none of such shares are included in the table above as being beneficially owned by them.
(9) Includes 22,500 shares of Common Stock issuable upon exercise of options granted under the Plan.

(10) Includes 853,636 shares of Common Stock issuable upon exercise of options granted under the Plan.
(11) Mr. Seiff resigned as an executive officer of the Company in August 2004. Mr. Seiff's address is c/o Seiff Ventures, LLC, 645 Madison Avenue, 20th Floor, New York, New York 10022.
(12)    Includes 3,000 shares of Common Stock held by Nicole Seiff, the wife of
        E. Kenneth Seiff, as to which Mr. Seiff disclaims beneficial ownership.
(13) Includes 1,848,377 shares of Common Stock issuable upon exercise of options.
(14) Includes 15,000 shares of Common Stock issuable upon exercise of options.
(15) Represents: 124,700 shares of Common Stock issuable upon conversion of 14,590 shares of Series A Preferred Stock; 866,942 shares of Common Stock issuable upon conversion of 281,571 shares of Series B Preferred Stock; 41,710 shares of Common Stock issuable upon conversion of 31.7 shares of Series C Preferred Stock; 297,669 shares of Common Stock issuable upon conversion of 226.229 shares of Series D Preferred Stock; 41,710 shares of Common Stock issuable upon conversion of 31.7 shares of Series E Preferred Stock; 172,995 shares of Common Stock; 31,107 shares of Common Stock issuable upon exercise of warrants (collectively, the "SFMDI Shares") held in the name of SFM Domestic Investments LLC ("SFMDI"). SFMDI is a Delaware limited liability company. As sole managing member of SFMDI, George Soros ("Mr. Soros") may also be deemed the beneficial owner of the SFMDI Shares. The principal address of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(16) Represents: 3,806,923 shares of Common Stock issuable upon conversion of 445,410 shares Series A Preferred Stock; 26,503,095 shares of Common Stock issuable upon conversion of 8,607,843 shares of Series B Preferred Stock; 1,274,078 shares of Common Stock issuable upon conversion of
        968.3 shares of Series C Preferred Stock; 9,092,525 shares of Common Stock issuable upon conversion of 6,910.319 shares of Series D Preferred Stock; 1,274,078 shares of Common Stock issuable upon conversion of
        968.3 shares of Series E Preferred Stock; 5,287,082 shares of Common Stock; 950,537 shares of Common Stock issuable upon exercise of warrants (collectively, the "QIP Shares") held in the name of Quantum Industrial Partners LDC ("QIP"). QIP is an exempted limited duration company formed under the laws of the Cayman Islands with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. QIH Management Investor, L.P. ("QIHMI"), an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management LLC, a Delaware limited liability company ("QIH Management"). Soros Fund Management LLC, a Delaware limited liability company ("SFM"), is the sole managing member of QIH Management. Mr. Soros, as Chairman of SFM, may be deemed to have voting and dispositive power over securities held for the account of QIP. Accordingly, each of QIP, QIHMI, QIH Management, SFM and Mr. Soros may be deemed to be the beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(17)    See (15) and (16) above
(18) Includes 3,091,165 shares of Common Stock issuable upon exercise of options.

SERIES A PREFERRED STOCK

The following table sets forth certain information with respect to the beneficial ownership of the Series A Preferred Stock of the Company as of the Record Date, for (i) each person who is known by the Company to own beneficially more than 5% of the Series A Preferred Stock of the Company, (ii) each of the Company's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                                                NUMBER OF SHARES
NAME (1)                                                       BENEFICIALLY OWNED      PERCENTAGE (2)
------------------------------------------------------------   ------------------      --------------
Patrick C. Barry                                                                -                   -
Barry Erdos                                                                     -                   -
Alan Kane                                                                       -                   -
Martin Keane                                                                    -                   -
Martin Miller                                                                   -                   -
Neal Moszkowski /(3)/                                                           -                   -
Christopher G. McCann                                                           -                   -
Melissa Payner-Gregor                                                           -                   -
E. Kenneth Seiff/(6)/                                                           -                   -
David Wassong /(3)/                                                             -                   -
Quantum Industrial Partners LDC                                           445,410(4)             96.8%
George Soros                                                              460,000(5)            100.0%
All directors and executive officers as a group (10 persons)                    -                   -

----------
*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Fund Management LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the Series A Preferred Stock that may be deemed to be beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) Represents the shares of Series A Preferred Stock held in the name of QIP (the "QIP A Shares"). QIP is an exempted limited duration company formed under the laws of the Cayman Islands, with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. QIHMI, an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. SFM is the sole managing member of QIH Management. Mr. Soros, as Chairman of SFM, may be deemed to have voting and dispositive power over securities held for the account of QIP. Accordingly, each of QIHMI, QIH Management, SFM and Mr. Soros may be deemed to be beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) 14,590 shares of Series A Preferred Stock held in the name of SFMDI (the "SFMDI A Shares") and (ii) the QIP A Shares referenced in Note 4 above. As sole managing member of SFMDI,

        Mr. Soros also may be deemed the beneficial owner of the SFMDI A Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.
(6) Mr. Seiff resigned as an executive officer of the Company in August 2004. Mr. Seiff's address is c/o Seiff Ventures, LLC, 645 Madison Avenue, 20th Floor, New York, New York 10022.

SERIES B PREFERRED STOCK

The following table sets forth certain information with respect to the beneficial ownership of the Series B Preferred Stock of the Company as of the Record Date, for (i) each person who is known by the Company to own beneficially more than 5% of the Series B Preferred Stock of the Company, (ii) each of the Company's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                                                NUMBER OF SHARES
NAME (1)                                                       BENEFICIALLY OWNED      PERCENTAGE (2)
------------------------------------------------------------   ------------------      --------------
Patrick C. Barry                                                                -                   -
Barry Erdos                                                                     -                   -
Alan Kane                                                                       -                   -
Martin Keane                                                                    -                   -
Martin Miller                                                                   -                   -
Neal Moszkowski /(3)/                                                           -                   -
Christopher G. McCann                                                           -                   -
Melissa Payner-Gregor                                                           -                   -
E. Kenneth Seiff/(6)/                                                           -                   -
David Wassong /(3)/                                                             -                   -
Quantum Industrial Partners LDC                                         8,607,843(4)             96.8%
George Soros                                                            8,889,414(5)            100.0%
All directors and executive officers as a group (10 persons)                    -                   -

----------------
*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Fund Management LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Series B Preferred Stock that may be deemed to be beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) Represents the shares of Series B Preferred Stock held in the name of QIP (the "QIP B Shares").QIP is an exempted limited duration company formed under the laws of the Cayman Islands, with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. QIHMI, an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. SFM is the sole managing member of QIH Management. Mr. Soros, as Chairman of SFM, may be deemed to have voting and dispositive power over securities held for the account of QIP. Accordingly, each of QIHMI, QIH Management, SFM and Mr. Soros may be deemed to be beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York,

        New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) 281,571 shares of Series B Preferred Stock held in the name of SFMDI (the "SFMDI B Shares") and (ii) the QIP B Shares referenced in Note 4 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.
(6) Mr. Seiff resigned as an executive officer of the Company in August 2004. Mr. Seiff's address is c/o Seiff Ventures, LLC, 645 Madison Avenue, 20th Floor, New York, New York 10022.

SERIES C PREFERRED STOCK

The following table sets forth certain information with respect to the beneficial ownership of the Series C Preferred Stock of the Company as of the Record Date, for (i) each person who is known by the Company to own beneficially more than 5% of the Series C Preferred Stock of the Company, (ii) each of the Company's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                                                NUMBER OF SHARES
NAME (1)                                                       BENEFICIALLY OWNED      PERCENTAGE (2)
------------------------------------------------------------   ------------------      --------------
Patrick C. Barry                                                                -                   -
Barry Erdos                                                                     -                   -
Alan Kane                                                                       -                   -
Martin Keane                                                                    -                   -
Martin Miller                                                                   -                   -
Neal Moszkowski /(3)/                                                           -                   -
Christopher G. McCann                                                           -                   -
Melissa Payner-Gregor                                                           -                   -
E. Kenneth Seiff/(6)/                                                           -                   -
David Wassong /(3)/                                                             -                   -
Quantum Industrial Partners LDC                                             968.3/(4)/           96.8%
George Soros                                                              1,000.0/(5)/          100.0%
All directors and executive officers as a group (10 persons)                    -                   -

----------
*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Fund Management LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Series C Preferred Stock that may be deemed to be beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.

(4) Represents the shares of Series C Preferred Stock held in the name of QIP (the "QIP C Shares").QIP is an exempted limited duration company formed under the laws of the Cayman Islands, with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. QIHMI, an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. SFM is the sole managing member of QIH Management. Mr. Soros, as Chairman of SFM, may be deemed to have voting and dispositive power over securities held for the account of QIP. Accordingly, each of QIHMI, QIH Management, SFM and Mr. Soros may be deemed to be beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) 31.7 shares of Series C Preferred Stock held in the name of SFMDI (the "SFMDI C Shares") and (ii) the QIP C Shares referenced in Note 4 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI C Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.
(6) Mr. Seiff resigned as an executive officer of the Company in August 2004. Mr. Seiff's address is c/o Seiff Ventures, LLC, 645 Madison Avenue, 20th Floor, New York, New York 10022.

SERIES D PREFERRED STOCK

The following table sets forth certain information with respect to the beneficial ownership of the Series D Preferred Stock of the Company as of the Record Date, for (i) each person who is known by the Company to own beneficially more than 5% of the Series D Preferred Stock of the Company, (ii) each of the Company's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                                                NUMBER OF SHARES
NAME (1)                                                       BENEFICIALLY OWNED       PERCENTAGE (2)
------------------------------------------------------------   ------------------       --------------
Patrick C. Barry                                                                -                    -
Barry Erdos                                                                     -                    -
Alan Kane                                                                       -                    -
Martin Keane                                                                    -                    -
Martin Miller                                                                   -                    -
Neal Moszkowski /(3)/                                                           -                    -
Christopher G. McCann                                                           -                    -
Melissa Payner-Gregor                                                           -                    -
E. Kenneth Seiff/(6)/                                                           -                    -
David Wassong /(3)/                                                             -                    -
Quantum Industrial Partners LDC                                         6,910.319/(4)/            96.8%
George Soros                                                            7,136.548/(5)/           100.0%
All directors and executive officers as a group (10 persons)                    -                    -

----------

*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Fund Management LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Series D Preferred Stock that may be deemed to be beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) Represents the shares of Series D Preferred Stock held in the name of QIP (the "QIP D Shares").QIP is an exempted limited duration company formed under the laws of the Cayman Islands, with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. QIHMI, an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. SFM is the sole managing member of QIH Management. Mr. Soros, as Chairman of SFM, may be deemed to have voting and dispositive power over securities held for the account of QIP. Accordingly, each of QIHMI, QIH Management, SFM and Mr. Soros may be deemed to be beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) 226.229 shares of Series D Preferred Stock held in the name of SFMDI (the "SFMDI D Shares") and (ii) the QIP D Shares referenced in Note 4 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI D Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.
(6) Mr. Seiff resigned as an executive officer of the Company in August 2004. Mr. Seiff's address is c/o Seiff Ventures, LLC, 645 Madison Avenue, 20th Floor, New York, New York 10022.

SERIES E PREFERRED STOCK

The following table sets forth certain information with respect to the beneficial ownership of the Series E Preferred Stock of the Company as of the Record Date, for (i) each person who is known by the Company to own beneficially more than 5% of the Series E Preferred Stock of the Company, (ii) each of the Company's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                                                NUMBER OF SHARES
NAME (1)                                                       BENEFICIALLY OWNED             PERCENTAGE (2)
------------------------------------------------------------   ------------------             -------------
Patrick C. Barry                                                                -                         -
Barry Erdos                                                                     -                         -
Alan Kane                                                                       -                         -
Martin Keane                                                                    -                         -
Martin Miller                                                                   -                         -
Neal Moszkowski /(3)/                                                           -                         -
Christopher G. McCann                                                           -                         -
Melissa Payner-Gregor                                                           -                         -
E. Kenneth Seiff/(7)/                                                           -                         -
David Wassong /(3)/                                                             -                         -
Quantum Industrial Partners LDC                                             968.3/(4)//(6)/            96.8%
George Soros                                                                1,000/(5)//(6)/           100.0%
All directors and executive officers as a group (10 persons)                    -                         -

----------
*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Fund Management LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Series E Preferred Stock that may be deemed to be beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) Represents the shares of Series E Preferred Stock held in the name of QIP (the "QIP E Shares").QIP is an exempted limited duration company formed under the laws of the Cayman Islands, with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. QIHMI, an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. SFM is the sole managing member of QIH Management. Mr. Soros, as Chairman of SFM, may be deemed to have voting and dispositive power over securities held for the account of QIP. Accordingly, each of QIHMI, QIH Management, SFM and Mr. Soros may be deemed to be beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.

(5) Represents both (i) 31.7 shares of Series E Preferred Stock held in the name of SFMDI (the "SFMDI E Shares") and (ii) the QIP E Shares referenced in Note 4 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI E Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.
(6) Mr. Seiff resigned as an executive officer of the Company in August 2004. Mr. Seiff's address is c/o Seiff Ventures, LLC, 645 Madison Avenue, 20th Floor, New York, New York 10022.

                        EXECUTIVE OFFICERS OF THE COMPANY

        The following table sets forth the names, ages and all positions and offices with the Company held by the Company's present executive officers.

Name                        Age     Positions and Offices Presently Held
------------------------   -----    ------------------------------------
Melissa Payner-Gregor       46      Chief Executive Officer and President

Patrick C. Barry            42      Chief Financial Officer and Chief Operating
                                    Officer

Monica Halpert              45      Chief Marketing Officer

Martin Keane                40      Senior Vice President of E-Commerce

----------

        Following is information with respect to the Company's executive officers who are not also directors of the Company:

Patrick C. Barry served as an Executive Vice President of the Company from July 1998 to September 2000 and has been the Company's Chief Financial Officer since August 1998. In September 2000, Mr. Barry assumed the role of Chief Operating Officer and has served the Company in that capacity since such time. From June 1996 to July 1998, Mr. Barry served as the Chief Financial Officer and the Vice President of Operations of Audible, Inc., an Internet commerce and content provider. From March 1995 to June 1996, Mr. Barry was the Chief Financial Officer of Warner Music Enterprises, a direct marketing subsidiary of Time Warner, Inc. From July 1993 to March 1995, Mr. Barry served as Controller of Book-of-the-Month Club, a direct marketing subsidiary of Time Warner, Inc.

Monica Halpert has served as the Company's Chief Marketing Officer since October 2004. Ms. Halpert has over 20 years of experience in marketing and brand building. From September 2001 to October 2004, she worked as an independent branding and marketing consultant for a number of clients, including AOL, ABC Family, USA cable and News Corporation. From October 1998 to September 2001, Ms. Halpert was a Senior Vice President and Creative Director of VH1.

Martin Keane served as the Company's Vice President of Product Development and E-Commerce from January 1999 through September 2004 when he assumed the role of Senior Vice President of E-Commerce. From 1997 to 1999, Mr. Keane was the Design Director for Music Boulevard, an E-Commerce site owned by N2K, Inc. From 1990 to 1997, Mr. Keane served as Regional Manager for APCO Graphics, an architectural graphics company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Objective and Philosophy. The Option Plan/Compensation Committee works closely with management to design an executive compensation program to assist the Company in attracting and retaining outstanding executives and senior management personnel. The design and implementation of such program continually evolves as the Company grows, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies of similar size; and (ii) linking executives' compensation with the Company's financial performance by rewarding the achievement of short-term and long-term objectives of the Company.

        Compensation Program Components. Currently, the three principal components of the Company's executive compensation program are: (i) annual base salary, (ii) short-term incentive compensation in the form of performance bonuses payable in cash each year, and (iii) long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Option Plan/Compensation Committee's objectives and philosophy.

        Base Salary. Base salary levels for the Company's executives are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience and are based on responsibility and performance. Base salaries for executives are generally recommended by executive management for the review and approval of the Option Plan/Compensation Committee and the Board (subject to applicable employment agreements).

        Short-Term Incentive Compensation. The short-term incentive compensation component consists of performance bonuses. The amount of any bonus is determined, in part, based on individual and corporate goals that are set annually and, in some instances, every six months. Bonuses paid to each executive are based in part on measuring which of these goals have been realized (subject to applicable employment agreements).

        Long-Term Incentive Compensation. The long-term incentive compensation component consists of stock option plans under which executives may be granted stock options exercisable to purchase shares of Common Stock. The exercise price of stock options represents the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on the Nasdaq SmallCap Market for the business day preceding the date of grant. Generally, the stock options become exercisable in equal monthly increments over three or four years (often subject to a six month "cliff" provision) and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Company. The Option Plan/Compensation Committee believes that granting stock options creates an incentive to promote the long-term interests of the Company and aligns the economic benefit to be derived therefrom by the Company's executives with those of the Company's outside shareholders. Stock options are granted by the Option Plan/Compensation Committee to key employees based on management's recommendation, and levels of participation in the plan generally vary based on the employee's position with the Company.

        CEO Compensation. Ms. Payner-Gregor's employment agreement provides for an annual base salary of $450,000, subject to increase by the Board of Directors, and an annual bonus to be determined by the Board of Directors. In March 2005, Ms. Payner-Gregor's annual base salary was raised to $500,000. Her annual bonus for each fiscal year during her agreement cannot be less than 3% of our net income for such fiscal year (or $100,000, if greater), and is subject to a cap equal to 200% of her base salary. Subject to the provisions of her employment agreement, her compensation is determined annually by the Option Plan/Compensation Committee based on his compensation in prior years and the compensation of CEO's of similarly sized companies in the internet retailing industry.

        Base Salary. During fiscal 2004, Ms. Payner-Gregor received an annual base salary of $450,000.

        Short-term Incentive Compensation. Ms. Payner-Gregor received a performance bonus of $180,000 for fiscal 2004, which was awarded and paid in 2005. In addition, during 2004 she received a $75,000 relocation bonus in accordance with the terms of her employment agreement and a $40,000 bonus in connection with a financing consummated by the Company in January 2004.

        Long-term Incentive Compensation. During fiscal 2004, Ms. Payner-Gregor was granted 700,000 options to purchase Common Stock.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation over $1.0 million paid to a Company's chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The long-term incentive compensation plan adopted by the Company has been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. The Option Plan/Compensation Committee does not expect that the total cash and non-cash compensation received by any executive of the Company in fiscal 2004 will exceed $1.0 million.

                                              OPTION PLAN/COMPENSATION COMMITTEE

                                              NEAL MOSZKOWSKI
                                              MARTIN MILLER

        The foregoing report of the Option Plan/Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid by us during the fiscal years ended December 31, 2004, 2003 and 2002 to our Chief Executive Officer, our former Chief Executive Officer and our two other executive officers who received total compensation from us in excess of $100,000 in the year 2004 (the "Named Executive Officers").

                                                                                                          LONG TERM
                                                                   ANNUAL COMPENSATION                  COMPENSATION
                                                     ------------------------------------------------   ------------
                                                                                                         SECURITIES
                                                                                         OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR     SALARY            BONUS            COMPENSATION     OPTIONS
-------------------------------------       ------   ---------        ----------        -------------   -----------
Melissa Payner-Gregor                        2004    $ 466,960        $  115,000        $         655        700,000/(3)/
Chief Executive Officer and President        2003    $ 112,500                --        $          --      1,200,000/(2)/

E. Kenneth Seiff/(1)/                        2004    $ 222,116/(6)/           --        $       2,926        400,000/(2)/
Former Chief Executive Officer               2003    $ 274,999        $   75,000        $       2,926      1,000,000/(2)/
                                             2002    $ 274,999        $   50,000/(4)/   $       3,782      1,000,000/(2)/

Patrick C. Barry                             2004    $ 260,429        $   80,000        $         590        300,000/(2)/
Chief Financial Officer and Chief            2003    $ 225,000                --        $         590             --
 Operating Officer                           2002    $ 224,999        $   35,000/(4)/   $         590      1,000,000/(2)/

Martin Keane                                 2004    $ 171,538        $   20,000/(5)/   $          --             --
Senior Vice President of E-Commerce          2003    $ 152,308        $   30,500        $          --             --
                                             2002    $ 150,000        $   12,500        $          --        300,000/(2)/

(1)     Mr. Seiff resigned as an executive officer of the Company in August
        2004.
(2) Options granted at an exercise price equal to 100% of the fair market value on the date of grant.
(3) Options granted at an exercise price equal to 100% of the fair market value on the date of grant, except for 100,000 options that, pursuant to Ms. Payner-Gregor's employment agreement, were granted at an exercise price of $1.56 (the fair market value of the Common Stock on the date of Ms. Payner-Gregor's employment agreement). The fair market value of the common stock on the date of grant of such options was $2.49 per share.
(4)     Represents amounts earned in 2002, but paid in fiscal 2003.
(5)     Represents amounts earned in 2003, but paid in fiscal 2004.
(6) Includes $31,731 related to severance and excludes $63,462 related to services provided as a consultant

EMPLOYMENT AGREEMENTS

        The Company currently has employment agreements with Ms. Payner-Gregor and Mr. Barry. Each such employment agreement provides for a base salary, subject to increase by the Compensation Committee, and an annual bonus to be determined by the Compensation Committee. Ms. Payner-Gregor's annual bonus for each fiscal year during her agreement cannot be less than 3% of the Company's net income for such fiscal year, subject to a cap equal to 200% of her base salary. Her bonus is subject to a minimum floor of $100,000. Ms. Payner-Gregor's annual base salary is $500,000, and Mr. Barry's annual base salary is $300,000. The employment agreement for Mr. Barry terminates on June 30, 2005, and Ms. Payner-Gregor's terminates on March 1, 2007 (unless both parties fail to provide notice of their desire not to renew such agreement at least 90 days prior to the end of the then-current term of such agreement in which case the employment agreement shall automatically renew for successive one-year terms). Each of these employment agreements obligates the Company to make severance payments equal to six months' salary in connection with a termination by the Company of such Named Executive Officer's employment, other than for cause, and also provides for the immediate vesting of any stock options held by them under such circumstances. Ms. Payner-Gregor's and Mr. Barry's employment agreements also provide for the immediate vesting of any stock options held by such Named Executive Officer upon the occurrence of certain events classified as a "Change In Control". In addition, Ms. Payner-Gregor's and Mr. Barry's employment agreements provide that upon the occurrence of certain events classified as a "Change of Control" in which cash, securities or other consideration is paid or payable, or otherwise to be distributed directly to the Company's stockholders, each such Named Executive shall receive a bonus equal to a percentage of the proceeds received by the Company's stockholders.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table contains information concerning the grant of stock options to the Named Executives Officers during the fiscal year ended December 31, 2004:

                                INDIVIDUAL GRANTS

                                                                                                POTENTIAL REALIZABLE VALUE
                             NUMBER OF                                                          AT ASSUMED ANNUAL RATES OF
                             SECURITIES           % OF TOTAL                                     STOCK PRICE APPRECIATION
                             UNDERLYING         OPTIONS GRANTED    EXERCISE OR                      FOR OPTION TERM
                              OPTIONS           TO EMPLOYEES IN       BASE        EXPIRATION    --------------------------
NAME                         GRANTED (#)        FISCAL YEAR (%)     PRICE ($)        DATE           5%             10%
------------------------    -----------         ---------------   ------------    -----------   -----------   ------------
Melissa Payner-Gregor           100,000 /(1)/              3.88%  $       1.56     5/24/2014    $   180,590   $    207,636
                                100,000                    3.88%  $       2.49     5/24/2014    $   288,249   $    331,419
                                500,000                   19.41%  $       2.08     8/26/2014    $ 1,203,930   $  1,384,240

E. Kenneth Seiff/(2)/           300,000                   11.65%  $       3.95    11/30/2005    $ 1,371,786   $  1,577,235
                                100,000                    3.88%  $       2.08    11/30/2005    $   240,786   $    276,848

Patrick C. Barry                300,000                   11.65%  $       2.08     8/26/2014    $   722,358   $    830,544

(1) Pursuant to Ms. Payner-Gregor's employment agreement this option was granted at an exercise price equal to the fair market value of the Common Stock on the date of the employment agreement. The fair market value of the Common Stock on the date of grant was $2.49 per share. The aggregate potential realizable value of this option, assuming a 0% annual rate of stock price appreciation, is $93,000.
(2)     Mr. Seiff resigned as an executive officer of the Company in August
        2004.

The Company does not currently grant stock appreciation rights.

OPTION HOLDINGS

        The following table sets forth information with respect to the Named Executive Officers concerning the number and value of unexercised options held at December 31, 2004.

                                                                                                   VALUE OF UNEXERCISED IN-THE-
                                                                    SECURITIES UNDERLYING                     MONEY
                                 SHARES                             UNEXERCISED OPTIONS AT         OPTIONS AT DECEMBER 31, 2004
                                ACQUIRED         VALUE               DECEMBER 31, 2004 (#)                   ($)/(1)/
                                   ON           REALIZED      ---------------------------------   -----------------------------
NAME                            EXERCISE #          $          EXERCISABLE        UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------    -------------   -------------   -------------       -------------   -------------   -------------
E. Kenneth Seiff/(2)/               551,623   $     779,553       2,953,377/(3)/             --   $   2,023,020              --

Melissa Payner-Gregor                    --              --         609,040           1,290,960   $     411,956   $     696,044

Patrick C. Barry                         --              --       1,436,496             250,081   $   1,057,937   $     352,614

Martin Keane                             --              --         300,200              99,780   $     282,310   $     140,690

(1) Represents the value of unexercised, in-the-money stock options at December 31, 2004, using the $2.32 closing price of the Common Stock on that date.
(2) Mr. Seiff resigned as an executive officer of the Company in August 2004.
(3)     On January 11, 2005, 1,105,000 of these options expired.

DIRECTORS' COMPENSATION

        The Company's independent, outside non-employee directors are paid a cash stipend of $1,500 for each board or committee meeting attended in person (and, in the case of the Audit Committee Chairman, $2,000 per audit committee meeting) and are reimbursed for expenses incurred on behalf of the Company. In addition, each such director is paid an annual retainer of $10,000 at the first regularly scheduled Board meeting of each fiscal year. The maximum aggregate stipend and retainer paid to any such director in a year is $16,000 (or, in the case of the Audit Committee Chairman, $18,000).

        Each non-employee director receives an option to purchase 15,000 shares of Common Stock (25,000 shares in the case of the Chairman of the Board and 20,000 shares in the case of the Chairman of the Audit Committee) at the time of the first regularly scheduled Board meeting after such director is appointed to the Board and an annual grant of an option to purchase 10,000 shares of Common Stock (20,000 shares in the case of the Chairman of the Board and 12,500 shares in the case of the Chairman of the Audit Committee) at the first regularly scheduled Board meeting of each fiscal year (even if such director is receiving an option in connection with his or her appointment at such meeting).

STOCK PERFORMANCE GRAPH

        The following is a comparison of the cumulative total stockholder return of Common Stock with the cumulative total return of the NASDAQ National Stock Market Index and the CRSP Total Return Industry for Retail Trade Stocks for the period from December 31, 1999 though December 31, 2004. Cumulative total return values were calculated assuming an investment of $100 on December 31, 1999 and reinvestment of dividends.

                                 Bluefly, Inc.,
                      Comparison of Cumulative Total Return
                                December 31, 2004

                        [Performance Graph Appears Hear]

                                             NASDAQ           NASDAQ
Measurement Date       Bluefly, Inc.      Market Index     Retail Index
-----------------      -------------      ------------     ------------
December 31, 1999          100.0              100.0            100.0
December 31, 2000            5.5               60.3             61.4
December 31, 2001           18.4               47.8             84.8
December 31, 2002           15.9               33.1             72.1
December 31, 2003           39.3               49.4            100.4
December 31, 2004           22.5               53.8            127.3

        This comparison shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Company pursuant to the Securities Act or the Exchange Act except to the extent the Company specifically incorporates this comparison by reference therein. This comparison shall not be deemed soliciting material or otherwise deemed filed under either such act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXTENSION OF MATURITY DATES OF NOTES

        In February 2005, the Company extended the maturity dates on the Convertible Promissory Notes issued to Soros in July and October 2003. The maturity dates of the Notes, which were originally January and April 2004, respectively, were each extended for one year, from May 1, 2005 to May 1, 2006.

TRANSACTIONS WITH SOROS RELATING TO THE LOAN FACILITY

        The Company's credit facility with Rosenthal & Rosenthal, Inc. (the "Loan Facility") was amended in April 2004 to, among other things, substitute $1.25 million of cash collateral pledged by the Company for the $2.0 million standby letter of credit previously provided by Soros as collateral security for our obligations under the Loan Facility. Because the requirement that Soros provide a standby letter of credit to secure the Loan Facility was removed, the Company is no longer subject to an agreement with Soros that previously required it to issue additional warrants to Soros with an exercise price equal to 75% of market price in the event that Rosenthal were to draw on Soros' letter of credit.

REPAYMENT OF NOTES TO SOROS

        In December 2004, promissory notes that the Company issued to Soros in December 2001 became due and were paid. The notes, which had a face value of $182,000, were repaid with accrued interest of $54,000 for a total of $236,000.

OTHER RELATED PARTY TRANSACTIONS

        In August 2004, the Company entered into a Separation Agreement with E. Kenneth Seiff in connection with his resignation as the Company's Chief Executive Officer. Under the terms of the agreement, Mr. Seiff agreed to remain employed by the Company in a non-executive capacity through November 30, 2004 (the "Termination Date") at his then-current salary and to extend the period of the non-competition and non-solicitation covenants contained in his employment agreement from one year to two years after the Termination Date. In consideration for these agreements, the Company, among other things, agreed (i) to make salary continuation payments equal to Mr. Seiff's salary until June 30, 2005, (ii) to continue to provide Mr. Seiff's then-current employee benefits for a period of one year following the Termination Date, (iii) to issue Mr. Seiff an option to purchase 100,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant; and (iv) that all outstanding stock options held by Mr. Seiff would vest upon the Termination Date. The Company and Mr. Seiff also exchanged releases in connection with the Separation Agreement.

        In December 2003, Jonathan Morris, a former Executive Vice President of the Company, was retained as a consultant. Mr. Morris terminated his consulting agreement with the Company effective March 2004. For the year ended December 31, 2004, payments made to Mr. Morris for consulting services provided totaled approximately $58,000.

        The Company believes that each of the transactions described above was on terms fair to it and its stockholders, and at least as favorable to the Company as those available from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Reporting Persons are required to furnish us with copies of all such reports. E. Kenneth Seiff, the Company's former Chief Executive Officer, was late in filing two Form 4's in 2004. Both Form 4's were filed five business days after the first transaction included therein. To the Company's knowledge, based solely on a review of copies of such reports furnished to us, we believe that during the 2004 fiscal year all Reporting Persons complied with all applicable Section 16(a) reporting requirements except as noted above.

                        ITEM 2. 2005 STOCK INCENTIVE PLAN

        On February 17, 2005, the Board of Directors adopted, subject to stockholder approval, the Plan to allow the Company to continue making stock-based awards as part of its compensation. The Plan is intended to succeed the existing Bluefly, Inc. 1997 Stock Option Plan (as amended to date, the "1997 Plan") and the Bluefly, Inc. 2000 Stock Option Plan (as amended to date, the "2000 Plan," and, together with the 1997 Plan, the "Existing Plans"). As of February 17, 2005, there were an aggregate of 4,311,036 shares of Common Stock available for issuance pursuant to awards under the Existing Plans. In adopting the Plan, the Board of Directors determined that it was not necessary to make additional shares of Common Stock available for issuance pursuant to stock-based awards. Thus, the Plan provides for the issuance of the same number of shares of Common stock that have already been previously authorized by the Board of Directors and the stockholders under the Existing Plans, and the Board of Directors has resolved that, subject to stockholder approval of the Plan, no further awards will be granted under the Existing Plans. ACCORDINGLY, THE APPROVAL OF THE PLAN WILL NOT RESULT IN ANY INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK OTHERWISE AVAILABLE FOR ISSUANCE PURSUANT TO STOCK-BASED AWARDS.

THE PLAN

        The Board of Directors adopted the Plan, rather than continuing to issue stock-based awards under the Existing Plans for primarily three reasons: (i) while the Existing Plans only provided for the issuance of stock options, the Plan also provides for the issuance of restricted stock awards, stock appreciation rights, dividend rights, deferred stock units and other types of awards; (ii) the Existing Plan will expire in 2015, while the 1997 Plan is set to expire in 2007 and the 2000 Plan is set to expire in 2010; and (iii) the Plan increases the formula stock option awards granted to non-employee directors of the Company beyond the levels of those provided under the 1997 Plan. The Board of Directors believes that, like the Existing Plans, the Plan will further the interests of the Company and its stockholders by providing long-term performance incentives to those employees, non-employee directors, contractors and consultants of the Company who are largely responsible for the management, growth and protection of the its business. The favorable vote of a majority of the votes cast at the meeting, in person or by proxy, is necessary for the approval of the Plan. Unless such vote is received, the Plan will not become effective. The complete text of the Plan is set forth in Appendix A hereto. The following description of the Plan is qualified in its entirety by reference to Appendix A:

        Administration; Eligibility; Shares Available for Issuance; Limitations on Issuance. The Plan will be administered by the Compensation Committee. The Committee is authorized from time to time to select and to grant awards under the Plan to such key employees, non-employee directors, contractors and consultants of the Company and its subsidiaries as the Compensation Committee, in its discretion, selects. The Compensation Committee is authorized to delegate any of its authority under the Plan (including the authority to grant awards) to such executive officers of the Company as it thinks appropriate and is permitted by Rule 16B-3 of the Exchange Act and Section 162(m) of the Code.

        Shares granted under the Plan will be made available from unissued Common Stock or from Common Stock held in treasury. The Existing Plans authorized the Company to issue a total of 14,719,700. As of February 17, 2005 (the date that the Plan was approved by the Board of Directors), 4,311,036 shares of Common Stock were available for issuance under the Existing Plans. The aggregate number of shares of Common Stock issuable under the Plan is equal to that same 4,311,036 shares of Common Stock, plus any shares that become available after February 17, 2005 under the Existing Plans that lapse or are terminated. The Plan also imposes the following limitations on awards issued under the Plan: (i) the maximum number of shares of Common Stock that may be granted as awards granted to any participant in any fiscal year shall not exceed 2,000,000 shares; (ii) the maximum amount of cash or cash payments that may be granted as awards in any fiscal year shall not exceed $2,000,000; and (iii) the maximum number of dividend rights that may be granted as awards to any participant in any fiscal year shall not exceed dividend rights with respect to 2,000,000 shares. The shares of Common Stock subject to the Plan and each limit are subject to adjustment in the event of certain changes of capitalization as set forth in Section 8(a) of the Plan.

        Options. The Plan authorizes the Compensation Committee to grant to participants options to purchase Common Stock, which may be in the form of a non-statutory stock option or, if granted to an employee, in the form of an Incentive Stock Option (an "ISO"). The terms of all ISOs issued under the Plan will comply with the requirements of Section 422 of the Code. The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the Common Stock at the time the option is granted. The Compensation Committee will determine the time an option may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards. The Plan also provides for formula grants of options to non-employee directors as described below. Each non-employee director receives an option to purchase 15,000 shares of Common Stock (25,000 shares in the case of the Chairman of the Board and 20,000 shares in the case of the Chairman of the Audit Committee) at the time of the first regularly scheduled Board meeting after such director is appointed to the Board and an annual grant of an option to purchase 10,000 shares of Common Stock (20,000 shares in the case of the Chairman of the Board and 12,500 shares in the case of the Chairman of the Audit Committee) at the first regularly scheduled Board meeting of each fiscal year (even if such director is receiving an option in connection with his or her appointment at such meeting). The Plan also permits the Committee to substitute an award of equivalent fair market value for any s tock option that a non-employee director would otherwise receive pursuant to the formula grants described above.

        Stock Appreciation Rights. The Plan authorizes the Compensation Committee to grant to participants stock appreciation rights. A stock appreciation right entitles the grantee to receive upon exercise, the excess of
(a) the fair market value of a specified number of shares of Common Stock at the time of exercise over (b) the fair market value of the Common Stock at the time the stock appreciation right was granted, The Compensation Committee will determine the time a stock appreciation right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards.

        Deferred Stock Units. The Plan authorizes the Compensation Committee to grant to participants deferred stock units. A deferred stock unit is an award that entitles a participant to elect, at the discretion of the Compensation Committee, to defer receipt of all or a portion of a bonus, or a stock-based award or cash payment made pursuant to the Plan. No Common Stock will be issued at the time a deferred stock unit is granted. Rather, the Company will establish an account for the participant and will record in such account the number of deferred stock units granted to such participant (which units will be valued initially based upon the then-fair market value of the Common Stock). The Compensation Committee will also determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a deferred stock unit, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock.

        Restricted Stock. The Plan authorizes the Compensation Committee to grant to participants restricted Common Stock with such restriction periods, restrictions on transferability, and performance goals as the Compensation Committee may designate at the time of grant. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restriction period. Other than the restrictions on transfer, a participant will have all the rights of a holder of the shares of Common Stock, representing the restricted stock, including the rights to all distributions (including regular cash dividends) made or declared with respect to the restricted stock. If any such dividends are distributions are paid in stock, the stock will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which the stock has been distributed. Restricted stock will be forfeitable to the Company upon a participant's termination of employment during the applicable restricted period. The Compensation Committee, in its discretion, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any performance goal requirement upon the death, disability, retirement or otherwise of a participant.

        Cash Payments. The Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant cash payments to participants. These may be granted separately or as a supplement to any stock-based award.

        Dividend Rights. The Plan authorizes the Compensation Committee to grant dividend rights to participants, which rights entitle a participant to receive the dividends on Common Stock to which the participant would be entitled if the participant owned the number of shares of Common Stock represented by the dividend rights. Dividend rights may be granted separately or in tandem with any other awards. If a dividend right is granted in tandem with another award, it will lapse, expire or be forfeited simultaneously with the lapse, expiration or forfeiture of the tandemed award. If the dividend right is granted separately, it will lapse, expire or be forfeited as the Compensation Committee determines.

        Other Stock-Based Awards. To permit the Compensation Committee the flexibility to respond to future changes in compensation arrangements, the Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant to participants such other stock-based awards as deemed by the Compensation Committee to be consistent with the purposes of the Plan. The Compensation committee may determine the terms and conditions of such stock-based awards.

        Loans. Subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, including but not limited to the Sarbanes-Oxley Act of 2002, the Plan authorizes the Compensation Committee, on behalf of the Company, to make, guarantee or arrange for a loan or loans to participants with respect to the exercise of any option or other payment in connection with any award, including the payment by a participant of any or all federal, state or local income or other taxes due in connection with any award. The terms and conditions of each loan, including the interest rates, maturity date and whether the loan will be secured or unsecured will be established by the Compensation Committee.

        Terms of Awards. The term of each award will be determined by the Compensation Committee at the time each award is granted, provided that the terms of options, stock appreciation rights and dividend rights may not exceed ten years. Awards granted under the Plan generally will not be transferable, except by will and the laws of descent and distribution. However, the Compensation Committee may grant awards to participants (other than ISOs) that may be transferable without consideration to immediate family members (i.e., ,children, grandchildren or spouse), to truss for the benefit of such immediate family members and to partnerships in which such family members are the only partners.

        Award Agreements. All awards granted under the Plan will be evidenced by a written agreement that may include such additional terms and conditions not inconsistent with the Plan as the Compensation Committee may specify. Award agreements are not required to contain uniform terms or provisions.

        Term of the Plan; Amendment and Adjustment. No awards may be granted under the Plan after February 16, 2015. The Plan may be terminated by the Board of Directors at any time, but the termination of the Plan will not adversely affect awards that have previously been granted. In addition, the Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Compensation Committee's authority to grant awards under the Plan without the consent of the Company's stockholders or participants, except that any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The Plan may be considered to be a "nonqualified deferred compensation plan" under newly enacted
Section 409A of the Code. Therefore, it is expected that the Board of Directors will exercise its authority to amend the Plan to comply with forthcoming rules implementing Section 409A of the Code, and those amendments are not likely to require approval by the Company's stockholders.

        As of March 23, 2005, the following individuals and groups had been granted Options under the Plan to purchase shares in the amounts indicated (all of which are currently outstanding): Melissa Payner-Gregor (Chief Executive Officer and President): 200,000 shares; Patrick C. Barry (Chief Operating Officer and Chief Financial Officer): 100,000 shares; Martin Keane (Senior Vice President of E-Commerce): 50,000 shares; Alan Kane (Chairman of the Board):
20,000 shares; Barry Erdos (Chairman of the Audit Committee): 32,500 shares; Chris McCann (non-employee Director): 25,000 shares; Martin Miller (non-employee Director): 10,000 shares; Neal Moszkowski (non-employee Director): 10,000 shares; David Wassong (non-employee Director): 10,000 shares; all current executive officers as a group: 350,000 shares; all current non-employee Directors as a group: 107,500 shares; and all employees, including officers other than executive officers as a group: 220,000 shares. As of March 23, 2005, the market value of the Common Stock underlying outstanding Options granted under the Plan was approximately $850,000.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Although the Company cannot currently determine the number of shares subject to awards that may be granted in the future to executive officers or non-employee directors, each of the executive officers and non-employee directors of the Company has an interest in the approval of the Plan in so far as they are likely to be recipients of future awards. In addition, options to purchase 457,500 shares of Common Stock, which were issued to executive officers and non-employee directors of the Company in February and March 2005 in accordance with the terms of the Plan, are subject to the stockholder approval of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Company and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments.

        ISOs. A participant who is granted an ISO will not recognize any compensation income upon the grant or exercise of the ISO. However, upon exercise of the ISO, the excess of the fair market value of the shares of the Common Stock on the date of exercise over the option exercise price will be an item includible in the optionee's alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO with which to pay such tax. If an optionee holds the Common Stock acquired upon the exercise of an ISO for at least two years from the date of grant of the ISO and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such Common Stock will be taxed as capital gain. If the optionee disposes of the Common Stock acquired pursuant to the exercise of an ISO before satisfying these holding periods (a so-called "disqualifying disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income recognized on a disqualifying disposition generally will equal the amount by which the fair market value of the Common Stock on the exercise date or the amount realized on the sale of the Common Stock (whichever is less) exceeds the exercise price. The balance of any gain (or any loss) realized upon a disqualifying disposition will be long-term or short-term capital gain (or loss), depending upon whether the Common Stock has been held for more than one year following the exercise of the ISO. If an optionee (with the authorization of the Compensation Committee) pays the exercise price of an ISO in whole or in part with previously-owned shares of Common Stock that have been held for the requisite holding periods, the optionee will not recognize any compensation income, or gain or loss upon the delivery of shares of Common Stock in payment of the exercise price. The optionee will have a carryover basis and a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered to the Company. The basis in the number of shares of Common Stock received in excess of the number of shares delivered to the Company will be equal to the amount of cash (or other property), if any, paid on the exercise. The holding period of any shares received in excess of the number of shares delivered to the Company will begin on the date the ISO is exercised. Where an optionee pays the exercise price of an ISO with previously-owned shares of Common Stock that have not been held for the requisite holding periods, the optionee will recognize compensation income (but not capital gain) when the optionee delivers the previously-owned shares in payment of the exercise price under the rules applicable to disqualifying dispositions. The optionee's basis in the shares received in exchange for the previously-owned shares delivered will be equal to the optionee's basis in the previously-owned shares delivered, increased by the amount included in gross income as compensation income, if any. The optionee will have a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered. The optionee's tax basis for the number of new shares received will be zero, increased by the amount of cash (or other property) paid, if any, on the exercise. The holding period of the new shares received will begin on the date the ISO is exercised. For purposes of the special holding periods relating to ISOs, the holding periods will begin on the date the ISO is exercised. The Company will not be entitled to any tax deduction upon the grant or exercise of an ISO or upon the subsequent disposition by the optionee of the shares acquired upon exercise of the ISO after the requisite holding period. However, if the disposition is a disqualifying disposition, the Company generally will be entitled to a tax deduction in the year the optionee disposes of the Common Stock in an amount equal to the compensation income recognized by the optionee.

        Non-statutory Stock Options. A participant who is granted a non-statutory stock option will not recognize any compensation income upon the grant of the option. However, upon exercise of the option, the difference between the amount paid upon exercise of the option (which would not include the value of any previously-owned shares delivered in payment of the exercise price) and the fair market value of the number of shares of Common Stock received on the date of exercise of the option (in excess of that number, if any, of the previously-owned shares delivered in payment of the exercise price) will be compensation income to the optionee. The shares of Common Stock received upon exercise of the option which are equal in number to the optionee's previously-owned shares delivered will have the same tax basis as the previously-owned shares delivered to the Company, and will have a holding period that will include the holding period of the shares delivered. The new shares of Common Stock acquired upon exercise will have a tax basis equal to their fair market value on the date of exercise, and will have a holding period that will begin on the day the option is exercised. In the case of an optionee who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company generally will be entitled to a tax deduction in the year the option is exercised in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition by an optionee of the Common Stock acquired upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's tax basis in the Common Stock sold, which will be long-term or short-term, depending on the period for which the Common Stock was held.

        Stock Appreciation Rights. A participant who is granted a stock appreciation right will not recognize any compensation income upon grant. At the time the stock appreciation right is exercised, however, the participant will recognize compensation income equal to the amount of cash and the fair market value of any Common Stock received. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction in the year the stock appreciation right is exercised in an amount equal to the compensation income recognized by the participant.

        Deferred Stock Units. A participant who is granted a deferred stock unit will not recognize any compensation income upon grant. The participant will recognize compensation income equal to the amount of cash and the fair market value of the Common Stock delivered to the participant in settlement of the deferred stock units. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction in the year the deferred stock unit is settled in an amount equal to the compensation income recognized by the participant.

        Restricted Stock. A participant who is granted restricted stock which is "nontransferable" and subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, will not, unless the participant makes the election described below, recognize any income upon the receipt of the Common Stock. However, at the times at which Common Stock is first transferable or the risk of forfeiture expires, the participant will recognize compensation income on the then fair market value of Common Stock. Furthermore, while the Common Stock remains restricted, any dividends paid on the Common Stock will be treated as compensation income to the participant and will be deductible by the Company as a compensation expense. A participant who is granted restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the Common Stock received taxed as compensation income on the date granted, with the result that any future appreciation (or depreciation) in the value of the shares of Common Stock granted will be taxed as capital gain or loss upon a subsequent sale or exchange of the shares. A Section 83(b) Election must be made within 30 days of the date the restricted stock is granted. Any compensation income a participant recognizes from a grant of restricted stock will be subject to income and employment tax withholding. The Company will be entitled to a deduction in the same amount and in the same year as the compensation income recognized by the participant.

        Cash and Dividend Payments. A participant will recognize compensation income upon receipt of any cash pursuant to any award, including as a dividend right. If the participant is an employee of the Company, the cash payment will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction for the payment in an amount equal to the compensation income recognized by the participant.

        Parachute Payments. All or part of an award which becomes payable or which vests by reason of a change of control may constitute an "excess parachute payment" within the meaning of Section 280G of the Code. The amount of the award received by a participant constituting an excess parachute payment would be subject to a 20% non-deductible excise tax, and that amount of compensation income would not be deductible by the Company.

        Certain Limitations on Deductibility of Executive Compensation. Section 162(m) of the Code generally disallows a tax deduction for the annual compensation in excess of $1 million paid to each of the chief executive officer and the other four most highly compensated officers of a Company. Compensation which qualifies as performance-based compensation is not included in applying this limitation. Under the Plan, the Compensation Committee may, but is not required to, grant awards that satisfy the requirements to constitute performance-based compensation.

        The Board of Directors recommends a vote FOR approval of the Plan.

EQUITY COMPENSATION PLAN INFORMATION (AS OF DECEMBER 31, 2004)

                                                                                          NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE FOR
                                                                                          FUTURE ISSUANCE UNDER
                                NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE EXERCISE    EQUITY COMPENSATION PLANS
                                ISSUED UPON EXERCISE OF      PRICE OF OUTSTANDING         (EXCLUDING SECURITIES
                                OUTSTANDING OPTIONS,         OPTIONS, WARRANTS AND        REFLECTED IN COLUMN (a))
PLAN CATEGORY                   WARRANTS AND RIGHTS(a)       RIGHTS (b)                   (c)
-----------------------------   --------------------------   -------------------------    -------------------------
Equity compensation plans
 approved by security holders            8,911,789                    $  2.35                     2,877,431

Equity compensation plans not
 approved by security holders              901,590                    $  1.60                       294,922

Total                                    9,813,379                    $  2.28                     3,172,353

        The following is a summary of the material provisions of the Bluefly, Inc. 2000 Plan Stock Option Plan (the "2000 Plan"), the Company's only equity compensation plan that has not been approved by our stockholders.

        Eligibility. Key employees of the Company, who are not officers or directors of the Company and its affiliates, and consultants to the Company are eligible to be granted options.

        Administration of the 2000 Plan. The Option Plan/Compensation Committee administers the 2000 Plan. The Option Plan/Compensation Committee has the full power and authority, subject to the provisions of the 2000 Plan, to designate participants, grant options and determine the terms of all options. The 2000 Plan provides that no participant may be granted options to purchase more than 1,000,000 shares of Common Stock in a fiscal year. The Option Plan/Compensation Committee is required to make adjustments with respect to options granted under the 2000 Plan in order to prevent dilution or expansion of the rights of any holder. The 2000 Plan requires that the Option Plan/Compensation Committee be composed of at least two directors.

        Amendment. The 2000 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors, but no amendment without the approval of our stockholders shall be made if stockholder approval would be required under any law or rule of any governmental authority, stock exchange or other self-regulatory organization to which we are subject. Neither the amendment, suspension or termination of the 2000 Plan shall, without the consent of the holder of an option under the 2000 Plan, alter or impair any rights or obligations under any option theretofore granted.

        Options Issued Under 2000 Plan. The Option Plan/Compensation Committee determines the term and exercise price of each option under the 2000 Plan and the time or times at which such option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the exercise price may be paid.

        Upon the exercise of an option under the 2000 Plan, the option holder shall pay us the exercise price plus the amount of the required federal and state withholding taxes, if any. The 2000 Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

        The unexercised portion of any option granted to a key employee under the 2000 Plan generally will be terminated (i) 30 days after the date on which the optionee's employment is terminated for any reason other than (a) Cause (as defined in the 2000 Plan), (b) retirement or mental or physical disability, or
(c) death; (ii) immediately upon the termination of the optionee's employment for Cause; (iii) three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (iv)
(A) 12 months after the date on which the optionee's employment is terminated by reason of his death or (B) three months after the date on which the optionee shall die if such death occurs during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability. The Option Plan/Compensation Committee has in the past, and may in the future, extend the period of time during which an optionee may exercise options following the termination of his or her employment.

        Under the 2000 Plan, an option generally may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option under the 2000 Plan may be exercised only by the optionee or, in certain instances, by the optionee's guardian or legal representative, if any.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as independent accountants for the fiscal year ending December 31, 2005. The Company's financial statements for the 2004 fiscal year were examined and reported upon by PwC.

        A representative of PwC will be present at the meeting, will be provided the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

        The aggregate fees billed for professional services rendered by PwC for the audit of the Company's consolidated financial statements, including the reviews of the Company's condensed consolidated financial statements included in its quarterly reports on Form 10-Q, for fiscal 2004 and 2003 were approximately $148,500 and $100,000, respectively. In addition the Company paid PwC approximately $59,000 in connection with professional services rendered to the Company in connection with the filing of a Registration Statement on Form S-3 during 2004.

AUDIT RELATED FEES

        Other than the fees described under the caption "Audit Fees" above, PwC did not bill any fees for services rendered to the Company during fiscal 2004 and 2003 for assurance and related services in connection with the audit or review of the Company consolidated financial statements.

TAX FEES

        PwC did not bill the Company for any professional services rendered to the Company during fiscal 2004 and 2003 for tax compliance, tax advice or tax planning.

OTHER FEES

        PwC did not bill the Company for any other professional services rendered during fiscal 2004 and 2003 other than those described under the caption "Audit Fees."

AUDIT COMMITTEE PRE-APPROVAL POLICIES

        The Company's policy is that, before PwC is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee.

                                 OTHER BUSINESS

        The Board of Directors currently knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

        The Company's bylaws provide that a stockholder who intends to present a proposal for stockholder vote at the Company's next annual meeting must give written notice to the Secretary of the Company not less than 90 days prior to the date that is one year from the date of this annual meeting. Accordingly, any such proposal must be received by the Company before January 29, 2006. The notice must contain specified information about the proposed business and the stockholder making the proposal. If a stockholder gives notice of a proposal after the deadline, the Company's proxy holders will have discretionary authority to vote on this proposal when and if raised at the next annual meeting. In addition, in order to include a stockholder proposal in the Company's proxy statement and form of proxy for the next annual meeting, such proposal must be received by the Company at its principal executive offices no later than the close of business on November 29, 2005 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

                              COST OF SOLICITATION

        The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. Directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                             By Order of the Board of Directors,


                                             ALAN KANE
                                             Chairman of the Board

Dated: March 29, 2005

                                                                         ANNEX A

                                  BLUEFLY, INC.
                            2005 STOCK INCENTIVE PLAN

Section 1.  PURPOSE OF THE PLAN

                The purpose of the 2005 Stock Incentive Plan (the "Plan") is to further the interests of Bluefly, Inc. (the "Company") and its stockholders by providing long-term performance incentives to those employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2.  DEFINITIONS

                For purposes of the Plan, the following terms shall be defined as set forth below:

        (a) "Award" means any Option, SAR, Restricted Stock, Dividend Right, Deferred Stock Unit and other Stock-Based Awards, or other cash payments granted to a Participant under the Plan.

        (b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

        (c) "Cause" shall have the meaning given such term in any employment agreement between the Participant and the Company or any Subsidiary, but if there is no employment agreement or such term is not defined in the Participant's employment agreement, as defined in the Award Agreement, or in the event such term is not defined in the Award Agreement, then "Cause" shall mean:
(i) an act of dishonesty causing harm to the Company or any Subsidiary; (ii) the knowing disclosure of confidential information relating to the Company's or any Subsidiary's business; (iii) impairment in the Participant's ability to perform the duties assigned to the Participant due to habitual drunkenness or narcotic drug addiction; (iv) the Participant being charged with a felony (other than charges that are subsequently dismissed or as to which the Participant is found not guilty); (v) the willful refusal to perform, or the gross neglect of, the duties assigned to the Participant; (vi) the Participant's willful breach of any law that, directly or indirectly, affects the Company or any Subsidiary; (vii) the Participant's material breach of his or her duties (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Participant's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period after receipt of written notice from the Company or any Subsidiary specifying such breach.

        (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (e) "Deferred Stock Unit" means an Award that shall be valued in reference to the market value of a share of Stock (plus any distributions on such Stock that shall be deemed to be re-invested when made) and may be payable in cash or Stock at a specified date as elected by a Participant.

        (f) "Director Cause" shall mean (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to the Corporation.

        (g) "Dividend Rights" means the right to receive in cash or shares of Stock, or have credited to an account maintained under the Plan for later payment in cash or shares of Stock, an amount equal to the dividends paid with respect to a specified number of shares of Stock (other than a Stock dividend that results in adjustments pursuant to Section 8(a)).

        (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (i) "Fair Market Value" means, with respect to Stock, (i) the closing price per share of the Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if the Stock was not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Stock then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the closing representative bid and ask prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and ask prices for the Stock on such date as determined in good faith by the Committee; or (iv) if the provisions of clauses (i), (ii) and (iii) shall not be applicable, the fair market value established by the Committee acting in good faith. With respect to Awards or other property, "Fair Market Value" means the fair market value of such Awards or other property established by the Committee acting in good faith.

        (j) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

        (k) "Non-Employee Director" means a member of the Board of Directors of the Company who is not an employee of the Company.

        (l) "Option" means a right granted to a Participant pursuant to Sections 6(b) or 6(c) to purchase Stock at a specified price during specified time periods. An Option granted to a Participant pursuant to Section 6(b) may be either an ISO or a nonstatutory Option (an Option not designated as an ISO), but an Option granted pursuant to Section 6(c) may not be an ISO.

        (m) "Participant" shall have the meaning specified in Section 3 hereof.

        (n) "Performance Goal" means a goal, expressed in terms of profits or revenue targets on an absolute or per share basis (including, but not limited to, EBIT, EBITDA, operating income, EPS), market share targets, profitability targets as measured through return ratios, stockholder returns, qualitative milestones, or any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division, or department.

        (o) "Performance Cycle" means the period selected by the Committee during which the performance of the Company or any Subsidiary, or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

        (p) "Prior Plans" means the Bluefly, Inc. 1997 Stock Option Plan and the Bluefly, Inc. 2000 Stock Option Plan.

        (q) "Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(e) that may be subject to certain restrictions and to a risk of forfeiture.

        (r) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect from time to time.

        (s) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(f) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

        (t)     "Stock" means the common stock, $0.01 par value, of the Company.

        (u) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to, the market value of Stock, including but not limited to any Option, SAR, Restricted Stock or Stock granted as a bonus or Awards in lieu of cash obligations.

        (v) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which more than 50% of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

Section 3.  ADMINISTRATION OF THE PLAN

                The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, consultants, contractors, persons claiming rights from or through Participants and stockholders of the Company.

                Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the employees, Non-Employee Directors, contractors and consultants who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company.

Section 4.  PARTICIPATION IN THE PLAN

                Participants in the Plan shall be employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries; provided, however, that only persons who are key employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) may be granted Options which are intended to qualify as ISOs.

Section 5.  PLAN LIMITATIONS; SHARES SUBJECT TO THE PLAN

        (a) Subject to the provisions of Section 8 hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 4,311,036 shares, increased for shares of Stock that are represented by awards outstanding under the Prior Plans on the effective date of this Plan that are subsequently forfeited, canceled or expire unexercised under the Prior Plans.

        (b) No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award (or an outstanding award under the Prior Plans) is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award (or an outstanding award under the Prior Plans) to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option (or an outstanding option under the Prior Plans) or if any shares payable with respect to any Award (or an outstanding award under the Prior Plans) are retained by the Company in satisfaction of the Participant's obligation for taxes, the number of shares tendered or retained shall again be available for Awards under the Plan. Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards to grant future awards as a commitment of the Company or any Subsidiary in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

        (c) Subject to the provisions of Section 8(a) hereof, the following additional maximums are imposed under the Plan with respect to each fiscal year of the Company: (i) the maximum number of shares of Stock that may be granted as Awards to any Participant in any fiscal year shall not exceed, in the case of any Stock-Based Awards, 2,000,000 shares of Stock, (ii) the maximum amount of cash or cash payments that may be granted as Awards to any Participant in any fiscal year shall not exceed $2,000,000 and (iii) the maximum number of Dividend Rights that may be granted as Awards to any Participant in any fiscal year shall not exceed Dividend Rights with respect to more than 2,000,000 shares of Stock.

Section 6.  AWARDS

        (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

        (b) Options. The Committee may grant Options to Participants on the following terms and conditions:

                (i) The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but in the case of ISOs the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

                (ii) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Stock, by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), the means or methods of payment, including by "attestation" and through "cashless exercise" arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option.

                (iii) The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of
                        Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

        (c)     Director Options.

                (i) Each person who is elected for the first time to be a Non-Employee Director by the Board of Directors of the Company or by the stockholders of the Company shall receive, on the date of the first regularly scheduled meeting of the Board of Directors following his or her initial election, an automatic grant of an Option to purchase 15,000 shares of Stock; provided that, if such Non-Employee Director has been elected Chairman of the Board, such Option shall be for 25,000 shares of Stock and if such Non-Employee Director has been elected Chairman of the Audit Committee of the Board of Directors (but not Chairman of the Board of Directors), such Option shall be for 20,000 shares of Stock. The date on which an Option is granted under this Section and Section 6(c)(ii) to a specified Non-Employee Director shall constitute the date of grant of such Option (the "Date of Grant").

                (ii) Each Non-Employee Director shall also receive an automatic annual grant of an Option to purchase 10,000 shares of Stock on the date of the first regularly scheduled meeting of the Board of Directors of each year (regardless of whether or not he or she is otherwise receiving a grant pursuant to clause (i) above on such date); provided that, if such Non-Employee Director is then serving as Chairman of the Board, such Option shall be for 20,000 shares of Stock and if such Non-Employee Director is then serving as Chairman of the Audit Committee of the Board of Directors (but not Chairman of the Board of Directors), such Option shall be for 12,500 shares of Stock. The Options granted pursuant to Section 6(c)(i) and this Section 6(c)(ii) shall be referred to herein as "Director Options."

                (iii) The exercise price per share of all Director Options shall be the Fair Market Value per share of Stock on the Date of Grant. Each Director Option, to the extent vested, may be exercised in whole or in part, the exercise price may be paid in cash or (if specifically approved by the Committee) by the surrender at Fair Market Value of Stock (either actually, by attestation or otherwise), or (if specifically approved by the Committee) by any combination of cash and shares of Stock, and shall be subject to such other terms and provisions as the Committee shall determine.

                (iv) Director Options shall vest on the first anniversary of the Date of Grant.

                (v) If a Non-Employee Director shall voluntarily or involuntarily cease to serve as a director of the Company or if a Non-Employee Director's service shall terminate on account of death or disability, the unvested Director Options of such Non-Employee Director shall terminate immediately and the vested Director Options of such Non-Employee Director shall terminate one year following the first day that the Non-Employee Director is no longer such a director; provided that if such Non-Employee Director is removed for Cause, the Director Options shall terminate immediately. In no event may the Non-Employee Director, or his or her guardian, conservator, executor or administrator, as the case may be, exercise a Director Option of such Non-Employee Director after the end of the original term of such option.

                (vi) At its discretion, the Committee may issue any other type of Award in lieu of a Director's Option, provided that the Fair Market Value of such Award (as determined by the Committee in its sole discretion) is equal to the Fair Market Value of the Director's Option that would otherwise be granted pursuant to this Section 6(c).

        (d) Deferred Stock Units. The Committee is authorized to award Deferred Stock Units to Participants in lieu of payment of a bonus or a Stock-Based Award or cash payment granted under the Plan if so elected by a Participant under such terms and conditions as the Committee shall determine. Settlement of any Deferred Stock Units shall be made in cash or shares of Stock.

        (e) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                (i) Restricted Stock awarded to a Participant shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and such restrictions on transferability and other restrictions and Performance Goals for such periods as the Committee may establish. Additionally, the Committee shall establish at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

                (ii) Restricted Stock shall be forfeitable to the Company by the Participant upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any Performance Goal requirement upon the death, disability, retirement or otherwise of a Participant, whenever the Committee determines that such action is in the best interests of the Company.

                (iii) Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing

                        Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

                (iv) Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

        (f) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                (i) A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR.

                (ii) The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

        (g) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

        (h) Dividend Rights. The Committee is authorized to grant Dividend Rights to Participants on the following terms and conditions:

                (i) Dividend Rights may be granted either separately or in tandem with any other Award. If any Dividend Rights are granted in tandem with any other Award, such Dividend Rights shall lapse, expire or be forfeited simultaneously with the lapse, expiration, forfeiture, payment or exercise of the Award to which the Dividend Rights are tandemed. If Dividend Rights are granted separately, such Dividend Rights shall lapse, expire or be terminated at such times or under such conditions as the Committee shall establish.

                (ii) The Committee may provide that the dividends attributable to Dividend Rights may be paid currently or the amount thereof may be credited to a Participant's Plan account. The dividends credited to a

                        Participant's account may be credited with interest, or treated as used to purchase at Fair Market Value Stock or other property in accordance with such methods or procedures as the Committee shall determine and shall be set forth in the Award Agreement evidencing such Dividend Rights. Any crediting of Dividends Rights may be subject to restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Stock or Stock equivalents. The Committee may provide that the payment of any Dividend Rights shall be made, or once made, may be forfeited under such conditions as the Committee, in its sole discretion, may determine.

        (i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards, in addition to those provided in Sections 6(b), (c), (d),
(e) and (f) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

Section 7.  ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

        (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR or the purchase price of any Award conferring a right to purchase Stock:

                (i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

                (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

        (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

        (c) Performance Goals. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

        (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option (other than a Director Option), SAR or Dividend Right exceed a period of ten years from the date of its grant; provided that in the case of any ISO, the term of the Option shall be such shorter period as may be applicable under Section 422 of the Code.

        (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, or on a deferred basis. The Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of cash or Stock that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of Dividend Rights in respect of deferred amounts credited in Stock equivalents.) The Committee, in its discretion, may accelerate any payment or transfer upon a change of control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

        (f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, including but not limited to the Sarbanes-Oxley Act of 2002, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

        (g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, and shall be conditional upon the achievement of Performance Goals that have been established by the Committee in writing not later than the earlier of (i) 90 days after the beginning of the Performance Cycle and (ii) the date by which no more than 25% of a Performance Cycle has elapsed. Before any compensation pursuant to a Performance-Based Award (other than Options and SARs granted at not less than Fair Market Value) is paid, the Committee shall certify in writing that the Performance Goals applicable to the Performance-Based Award were in fact satisfied.

Section 8.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

        (a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate
Section 422(b)(1) of the Code with respect to ISOs or that would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

        (b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of the Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9.  GENERAL PROVISIONS

        (a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

                The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

        (b) No Right to Award or Employment. Except as provided in Section 6(c), no employee, Non-Employee Director, contractor or consultant or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or be viewed as requiring the Company or Subsidiary to continue the services of any contractor or consultant for any period. There is no obligation for uniformity of treatment among Participants. Except as set forth in Section 6(e)(iv), no Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

        (c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Withholding of taxes in the form of shares of Stock from the profit attributable to the exercise of any Option shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

        (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

        (e)     Securities Law Requirements.

                (i) No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

                (ii) The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

        (f) Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on February 16, 2015, and no Options under the Plan shall thereafter be granted.

        (g) Fractional Shares. The Company will not be required to issue any fractional common shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

        (h) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

        (i) Adoption of the Plan and Effective Date. The Plan shall be adopted by the Board of Directors of the Company and shall be effective as of such date.

[FRONT]

                                  BLUEFLY, INC.
                                      PROXY
                         Annual Meeting, April 29, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints MELISSA PAYNER-GREGOR AND PATRICK C. BARRY as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated on the reverse side, all shares of Voting Stock of Bluefly, Inc. held on record by the undersigned on March 24, 2005 at the Annual Meeting of Stockholders to be held on April 29, 2005, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                (Continued and to be signed on the reverse side.)

[X] Please mark your votes as in this example.

                    VOTE FOR
                  all nominees       VOTE WITHHELD
               listed at right         AUTHORITY
               except as marked to     from all
1.ELECTION     the contrary below      nominees                                                              FOR   AGAINST  ABSTAIN
OF DIRECTORS           [ ]                [ ]        Nominees:                2. PROPOSAL TO APPROVE         [ ]     [ ]      [ ]
                                                            Alan Kane            PLAN
FOR, EXCEPT    ___________________                          Melissa Payner-
VOTE                                                         Gregor           3. IN THEIR DISCRETION,
WITHHELD AS    ___________________                          Barry Erdos          THE NAMED PROXIES MAY
TO THE                                                      Chris McCann         VOTE ON SUCH OTHER
FOLLOWING      ___________________                          Martin Miller        BUSINESS AS MAY PROPERLY
NOMINEES (IF                                                                     COME BEFORE THE ANNUAL
ANY):          ___________________                                               MEETING, OR ANY
                                                                                 ADJOURNMENTS OR
               ___________________                                               POSTPONEMENTS THEREOF.

               ___________________


                                                     The undersigned acknowledges receipt of the accompanying Proxy Statement dated
                                                     March 29, 2005.

                                                     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN
                                                     ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS
                                                     DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE
                                                     TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE
                                                     UNDERSIGNED.

----------------------------   ----------------------------  DATE_______________
SIGNATURE OF STOCKHOLDER       SIGNATURE IF HELD JOINTLY
NOTE: Please mark, date, sign and return this Proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.